Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER OPERATING NET INCOME OF $18.6 MILLION

Rockland, Massachusetts (October 15, 2015). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2015 third quarter net income of $18.6 million, or $0.71 per diluted share as compared to $17.5 million, or $0.67 per diluted share in the prior quarter. The second quarter of 2015 contained items which the Company considers non-core, such as merger and acquisition expenses, gains and losses on the sale of fixed income securities, and impairment on acquired facilities. The third quarter contained no such items. When excluding non-core items, net operating earnings for the third quarter of $18.6 million, or $0.71 per diluted share, increased by 4.1% and 4.4%, respectively, as compared to the prior quarter’s net operating earnings of $17.9 million, or $0.68 per diluted share.

“Loan growth improved and asset quality remained strong during the third quarter,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent and Rockland Trust. “Rockland Trust has steadily increased earnings due to the disciplined efforts of my colleagues, who face intense competition every day. We remain focused on responsible, relationship-based growth and expansion.”

BALANCE SHEET

Total assets of $7.1 billion at September 30, 2015 decreased by $60.4 million, or 0.8%, from the prior quarter and increased by $751.1 million, or 11.8%, as compared to the year ago period, inclusive of the acquisition of Peoples Federal Bancshares ("Peoples").

The commercial loan portfolio increased by $49.1 million, or 1.3% (5.0% annualized) over the prior quarter, led by growth in the commercial real estate and construction sectors, as business activity continued to remain strong throughout the Company's footprint. The home equity portfolio also continued to experience growth due to sustained direct mail campaigns with an increase of 1.9% (7.6% annualized) over the prior quarter, while the residential mortgage portfolio remained stable in the third quarter. These factors contributed to growth in total loans at September 30, 2015 of $63.3 million, or 1.2% (4.6% annualized) over the prior quarter. Compared to the prior year period, total loans increased by $550.3 million, or 11.1%, inclusive of the Peoples acquisition.

Total deposits at September 30, 2015 decreased by $55.7 million, or 0.9% from the prior quarter and increased by $612.4 million, or 11.5% over the prior year period, inclusive of the acquisition of Peoples. Core deposits decreased by $41.2 million, or 3.1% on an annualized basis from the prior quarter, and represent 87.8% of total deposits at September 30, 2015, consistent with prior quarter levels. The decline in total and core deposits for the quarter was due in part to an outflow from a large short-term deposit related to the Company’s tax section 1031 exchange business as well as seasonal declines in government banking deposits. Total cost of deposits remained low at 20 basis points during the quarter, reflecting the Company’s continued emphasis on its core deposit customer base.

The securities portfolio increased by $10.6 million from the prior quarter to $814.4 million at September 30, 2015, due primarily to the purchase of $50.6 million of additional securities, offset by principal paydowns during the quarter. The securities portfolio comprised 11.4% of total assets as of September 30, 2015.

Stockholders’ equity at September 30, 2015 rose to $759.2 million, an increase of 2.1% from June 30, 2015. Compared to the year ago period, stockholders’ equity has increased by $132.0 million, or 21.0%, fueled primarily by the Peoples acquisition and strong earnings results. The strong growth in capital led to a further increase in the Company’s tangible book value per share of $0.59, or 2.9%, during the third quarter, to $20.81, which is 11.5% above the prior year level. In addition, the Company’s tangible common ratio of 7.88% represents an increase of 30 basis points from the prior quarter.

NET INTEREST INCOME

Net interest income increased to $55.0 million for the third quarter as compared to $53.7 million in the linked quarter, driven primarily by higher average earning asset levels.  During the third quarter, the Company’s net interest margin decreased by four basis points from the prior quarter to 3.39%. The decline is reflective of increased liquid asset levels along with ongoing pressure on loan yields, partially offset by a three basis point positive impact from a security prepayment.

NONINTEREST INCOME

The Company recorded noninterest income of $19.2 million during the third quarter, which represents a $1.0 million, or 5.0%, decrease from the linked quarter. Significant changes in noninterest income in the third quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees increased by $471,000, or 5.7%.

•
Investment management income decreased by $547,000, or 9.9%, primarily driven by seasonal tax preparation fees earned during the second quarter and an overall market driven decline in assets under administration, which decreased by 1.5% to $2.5 billion.

•	Mortgage banking income increased by $254,000, or 20.7%, driven primarily by increased volume.

•	Loan level derivative income decreased $462,000 due to lower volume based on customer demand.

•	During the second quarter, the Company recorded gains of $798,000 on sales of fixed income securities. There were no such gains in the third quarter.

•	Other noninterest income increased $78,000, or 3.8%, mainly due to increases in dividend income from the Company's investment in Federal Home Loan Bank ("FHLB") stock.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $47.0 million during the third quarter, a $1.6 million, or 3.3%, decrease from the prior quarter. Significant changes in noninterest expense in the third quarter compared to the prior quarter included the following:

•
Salaries and employee benefits increased $367,000, or 1.4%, due primarily to increases in salaries and performance-based commissions. These increases were partially offset by decreases in payroll taxes, medical insurance and retirement plans.

•
Occupancy and equipment expense decreased $229,000, or 4.0%, mainly due to reductions in seasonal maintenance costs and an impairment charge relating to an acquired facility incurred in the prior quarter.

•	The Company incurred $271,000 in merger and acquisition costs during the second quarter of 2015, related to the Peoples acquisition. There were no such costs incurred during the third quarter.

•	The Company incurred a loss of $1.1 million on the sale of pooled trust preferred and mortgage backed securities during the second quarter. There was no such loss during the third quarter.

•
Other noninterest expenses decreased by $235,000, or 1.8%, driven primarily by lower advertising costs and reduced levels of other losses and charge-offs, offset by increases in loan workout costs and mortgage related expenses.

The Company generated a return on average assets and a return on average common equity of 1.03% and 9.75%, respectively, in the third quarter, as compared to 1.00% and 9.43%, respectively, for the prior quarter. On an operating basis, the return on average assets and the return on average common equity for the three months ended September 30, 2015 were 1.03% and 9.75%, respectively, as compared to 1.03% and 9.65%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the third quarter with total net charge-offs of $590,000, or 0.04% of average loans on an annualized basis, compared to 0.02% for the quarter ending June 30, 2015. The provision for loan losses was $800,000 for the third quarter as compared to $700,000 in the second quarter. Nonperforming loans increased during the third quarter by $3.4 million to $29.6 million, and represent 0.54% of total loans at September 30, 2015, as compared to 0.48% at June 30, 2015. Inclusive of a reduction in other real estate owned, total nonperforming assets increased to $32.1 million at the end of the third quarter, from $31.3 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.43% at September 30, 2015, a decrease of six basis points from the prior quarter.

The allowance for loan losses was $55.2 million at September 30, 2015, as compared to $55.0 million at June 30, 2015. The Company’s allowance for loan losses as a percentage of loans was 1.00% and 1.01% at September 30, 2015 and June 30, 2015, respectively, inclusive of the Peoples portfolio.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 16, 2015. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10072927 and will available through October 30, 2015. Additionally, a webcast replay will be available until October 16, 2016.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $7.1 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected revenue synergies from the Peoples Federal Bancshares merger in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of Peoples Federal Bancshares;

•	the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, return on average assets and return on average common equity calculated on an operating basis. The non-GAAP financial measures, including operating earnings and operating EPS, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings and operating EPS, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)	September 30,	June 30,	September 30,	% Change	% Change
	2015	2015	2014	Sept 2015 vs. Jun 2015	Sept 2015 vs. Sept 2014
Assets
Cash and due from banks	$160,721	100,054	98,810	60.63%	62.66%
Interest-earning deposits with banks	89,607	295,722	126,522	(69.70)%	(29.18)%
Securities
Securities - trading	454	489	—	(7.16)%	100.00%
Securities - available for sale	365,792	375,001	361,455	(2.46)%	1.20%
Securities held to maturity	448,139	428,339	372,418	4.62%	20.33%
Total securities	814,385	803,829	733,873	1.31%	10.97%

Loans held for sale (at fair value)	11,476	10,728	12,580	6.97%	(8.78)%
Loans
Commercial and industrial	862,512	873,105	842,833	(1.21)%	2.33%
Commercial real estate	2,659,342	2,630,062	2,338,641	1.11%	13.71%
Commercial construction	308,214	278,692	276,593	10.59%	11.43%
Small business	92,278	91,367	81,435	1.00%	13.31%
Total commercial	3,922,346	3,873,226	3,539,502	1.27%	10.82%
Residential real estate	651,937	653,370	536,822	(0.22)%	21.44%
Home equity - first position	531,364	526,370	509,903	0.95%	4.21%
Home equity - subordinate positions	376,530	364,523	344,743	3.29%	9.22%
Total consumer real estate	1,559,831	1,544,263	1,391,468	1.01%	12.10%
Other consumer	15,944	17,293	16,885	(7.80)%	(5.57)%
Total loans	5,498,121	5,434,782	4,947,855	1.17%	11.12%
Less: allowance for loan losses	(55,205)	(54,995)	(55,005)	0.38%	0.36%
Net loans	5,442,916	5,379,787	4,892,850	1.17%	11.24%
Federal Home Loan Bank stock	37,485	37,485	33,233	—%	12.79%
Bank premises and equipment, net	73,738	74,143	64,186	(0.55)%	14.88%
Goodwill and core deposit intangible	213,612	214,331	180,871	(0.34)%	18.10%
Other assets	291,549	279,842	241,503	4.18%	20.72%
Total assets	7,135,489	7,195,921	6,384,428	(0.84)%	11.76%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	1,778,051	$1,832,971	$1,493,116	(3.00)%	19.08%
Savings and interest checking accounts	2,305,636	2,285,968	2,070,617	0.86%	11.35%
Money market	1,119,913	1,125,888	1,066,237	(0.53)%	5.03%
Time certificates of deposit	711,263	725,703	672,464	(1.99)%	5.77%
Total deposits	5,914,863	5,970,530	5,302,434	(0.93)%	11.55%
Borrowings
Federal home loan bank borrowings	104,133	108,190	60,127	(3.75)%	73.19%
Customer repurchase agreements and other short-term borrowings	138,449	119,439	153,192	15.92%	(9.62)%
Wholesale repurchase agreements	—	50,000	50,000	(100.00)%	(100.00)%
Junior subordinated debentures	73,520	73,576	73,741	(0.08)%	(0.30)%
Subordinated debentures	35,000	35,000	30,000	—%	16.67%
Total borrowings	351,102	386,205	367,060	(9.09)%	(4.35)%
Total deposits and borrowings	6,265,965	6,356,735	5,669,494	(1.43)%	10.52%
Other liabilities	110,321	95,869	87,752	15.07%	25.72%
Stockholders' equity
Common stock	260	259	237	0.39%	9.70%

Additional paid in capital	404,089	401,437	308,723	0.66%	30.89%
Retained earnings	355,537	343,757	320,226	3.43%	11.03%
Accumulated other comprehensive loss, net of tax	(683)	(2,136)	(2,004)	(68.02)%	(65.92)%
Total stockholders' equity	759,203	743,317	627,182	2.14%	21.05%
Total liabilities and stockholders' equity	7,135,489	7,195,921	6,384,428	(0.84)%	11.76%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands)	Three Months Ended			% Change	% Change
	September 30,	June 30,	September 30,	Sept 2015 vs.	Sept 2015 vs.
	2015	2015	2014	June 2015	Sept 2014
Interest income
Interest on federal funds sold and short-term investments	$121	$60	$96	101.67%	26.04%
Interest and dividends on securities	5,486	4,882	4,599	12.37%	19.29%
Interest and fees on loans	54,557	54,016	49,514	1.00%	10.18%
Interest on loans held for sale	64	58	159	10.34%	(59.75)%
Total interest income	60,228	59,016	54,368	2.05%	10.78%
Interest expense
Interest on deposits	2,951	2,922	2,735	0.99%	7.90%
Interest on borrowed funds	2,232	2,347	2,070	(4.90)%	7.83%
Total interest expense	5,183	5,269	4,805	(1.63)%	7.87%
Net interest income	55,045	53,747	49,563	2.42%	11.06%
Provision for loan losses	800	700	1,901	14.29%	(57.92)%
Net interest income after provision for loan losses	54,245	53,047	47,662	2.26%	13.81%
Noninterest income
Deposit account fees	4,754	4,465	4,656	6.47%	2.10%
Interchange and ATM fees	3,949	3,767	3,375	4.83%	17.01%
Investment management	4,981	5,528	5,016	(9.90)%	(0.70)%
Mortgage banking income	1,480	1,226	1,015	20.72%	45.81%
Increase in cash surrender value of life insurance policies	958	949	774	0.95%	23.77%
Gain on sale of fixed income securities	—	798	—	(100.00)%	n/a
Gain on sale of equity securities	—	19	67	(100.00)%	(100.00)%
Loan level derivative income	968	1,430	381	(32.31)%	154.07%
Other noninterest income	2,157	2,079	1,814	3.75%	18.91%
Total noninterest income	19,247	20,261	17,098	(5.00)%	12.57%
Noninterest expenses
Salaries and employee benefits	26,685	26,318	23,651	1.39%	12.83%
Occupancy and equipment expenses	5,443	5,672	5,027	(4.04)%	8.28%
Data processing & facilities management	1,112	1,228	1,178	(9.45)%	(5.60)%
FDIC assessment	1,020	1,017	957	0.29%	6.58%
Merger and acquisition expense	—	271	677	(100.00)%	(100.00)%
Loss on sale of fixed income securities	—	1,124	—	(100.00)%	n/a
Loss on sale of equity securities	—	8	—	(100.00)%	n/a
Other noninterest expenses	12,771	13,006	11,117	(1.81)%	14.88%
Total noninterest expenses	47,031	48,644	42,607	(3.32)%	10.38%
Income before income taxes	26,461	24,664	22,153	7.29%	19.45%
Provision for income taxes	7,867	7,213	6,415	9.07%	22.63%
Net Income	$18,594	$17,451	$15,738	6.55%	18.15%

Basic earnings per share	$0.71	$0.67	$0.66	5.97%	7.58%
Diluted earnings per share	$0.71	$0.67	$0.66	5.97%	7.58%
Weighted average common shares (basic)	26,200,261	26,149,593	23,911,678

Weighted average common shares (diluted)	26,264,114	26,221,412	24,002,363

Performance ratios
Net interest margin (FTE)	3.39%	3.43%	3.42%
Return on average assets	1.03%	1.00%	0.99%
Return on average common equity	9.75%	9.43%	9.97%

Reconciliation table - non-GAAP financial information
Net income	$18,594	$17,451	$15,738	6.55%	18.15%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	—	(473)	—
Noninterest expense components
Add - loss on sale of fixed income securities, net of tax	—	667	—
Add - merger & acquisition expenses, net of tax	—	155	400
Add - impairment on acquired facilities, net of tax	—	65	12
Net operating earnings	$18,594	$17,865	$16,150	4.08%	15.13%
Diluted earnings per share, on an operating basis	$0.71	$0.68	$0.67	4.41%	5.97%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands)	Nine Months Ended		% Change
	September 30,	September 30,	Sept 2015 vs.
	2015	2014	Sept 2014

Interest income
Interest on federal funds sold and short-term investments	$212	$203	4.43%
Interest and dividends on securities	15,029	14,013	7.25%
Interest and fees on loans	160,261	147,111	8.94%
Interest on loans held for sale	173	306	(43.46)%
Total interest income	175,675	161,633	8.69%
Interest expense
Interest on deposits	8,636	8,314	3.87%
Interest on borrowed funds	6,997	7,095	(1.38)%
Total interest expense	15,633	15,409	1.45%
Net interest income	160,042	146,224	9.45%
Provision for loan losses	1,000	8,653	(88.44)%
Net interest income after provision for loan losses	159,042	137,571	15.61%
Noninterest income
Deposit account fees	13,385	13,478	(0.69)%
Interchange and ATM fees	10,817	9,672	11.84%
Investment management	15,616	14,755	5.84%
Mortgage banking income	3,832	2,379	61.08%
Increase in cash surrender value of life insurance policies	2,685	2,217	21.11%
Gain on life insurance benefits	—	1,964	(100.00)%
Gain on sale of fixed income securities	798	—	100.00%
Gain on sale of equity securities	19	138	(86.23)%
Loan level derivative income	2,816	1,452	93.94%
Other noninterest income	6,096	5,414	12.60%
Total noninterest income	56,064	51,469	8.93%
Noninterest expenses
Salaries and employee benefits	78,291	69,574	12.53%
Occupancy and equipment expenses	17,509	16,474	6.28%
Data processing & facilities management	3,462	3,609	(4.07)%

FDIC assessment	2,993	2,828	5.83%
Merger and acquisition expense	10,501	754	1,292.71%
Loss on sale of fixed income securities	1,124	—	100.00%
Loss on sale of equity securities	8	—	100.00%
Loss on termination of derivatives	—	1,122	(100.00)%
Other noninterest expenses	36,764	33,113	11.03%
Total noninterest expenses	150,652	127,474	18.18%
Income before income taxes	64,454	61,566	4.69%
Provision for income taxes	18,949	17,699	7.06%
Net Income	$45,505	$43,867	3.73%

Basic earnings per share	$1.77	$1.84	(3.80)%
Diluted earnings per share	$1.76	$1.83	(3.83)%
Basic average shares	25,774,571	23,876,391
Diluted average shares	25,847,492	23,971,711

Performance ratios
Net interest margin (FTE)	3.44%	3.46%
Return on average assets	0.88%	0.94%
Return on average common equity	8.35%	9.56%

Reconciliation table - non-GAAP financial information
Net income	$45,505	$43,867	3.73%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	(473)	—
Less - gain on life insurance benefits, tax exempt	—	(1,964)
Noninterest expense components
Add - loss on extinguishment of debt, net of tax	72	—
Add - loss on termination of derivatives, net of tax	—	663
Add - loss on sale of fixed income securities, net of tax	667	—
Add - merger & acquisition expenses, net of tax	6,442	466
Add - impairment on acquired facilities, net of tax	65	310
Net operating earnings	$52,278	$43,342	20.62%

Diluted earnings per share, on an operating basis	$2.02	$1.81	11.60%

Reconciliation table - non-GAAP financial information
(Unaudited dollars in thousands)	Three Months Ended					Nine Months Ended
				% Change				% Change
	September 30,	June 30,	September 30,	Sept 2015 vs.	Sept 2015 vs.	September 30,	September 30,	Sept 2015 vs.
	2015	2015	2014	June 2015	Sept 2014	2015	2014	Sept 2014

Noninterest income GAAP	$19,247	$20,261	$17,098	(5.00)%	12.57%	$56,064	$51,469	8.93%
Less - gain on sale of fixed income securities	—	798	—	(100.00)%	n/a	798	—	100.00%
Less - gain on life insurance benefits	—	—	—	n/a	n/a	—	1,964	(100.00)%
Total noninterest income as adjusted	$19,247	$19,463	$17,098	(1.11)%	12.57%	$55,266	$49,505	11.64%

Noninterest expense GAAP	$47,031	$48,644	$42,607	(3.32)%	10.38%	$150,652	$127,474	18.18%
Less - loss on extinguishment of debt	—	—	—	n/a	n/a	122	—	100.00%
Less - loss on termination of derivatives	—	—	—	n/a	n/a	—	1,122	(100.00)%
Less - loss on sale of fixed income securities	—	1,124	—	(100.00)%	n/a	1,124	—	100.00%
Less - merger and acquisition expenses	—	271	677	(100.00)%	(100.00)%	10,501	754	1,292.71%
Less - impairment on acquired facilities	—	109	21	(100.00)%	(100.00)%	109	524	(79.20)%
Total noninterest expense as adjusted	$47,031	$47,140	$41,909	(0.23)%	12.22%	$138,796	$125,074	10.97%

Asset quality
	Nonperforming Assets At
	September 30,	June 30,	September 30,
	2015	2015	2014

Nonperforming loans
Commercial & industrial loans	$4,114	$3,767	$2,321
Commercial real estate loans	9,006	6,824	6,512
Small business loans	159	198	278
Residential real estate loans	9,106	8,086	9,305
Home equity	7,142	7,238	7,672
Other consumer	40	37	31
Total nonperforming loans	$29,567	$26,150	$26,119
Nonaccrual securities	—	—	2,806
Other assets in possession	—	—	30
Other real estate owned	2,532	5,124	9,602
Total nonperforming assets	$32,099	$31,274	$38,557

Nonperforming loans/gross loans	0.54%	0.48%	0.53%
Nonperforming assets/total assets	0.45%	0.43%	0.60%
Allowance for loan losses/nonperforming loans	186.71%	210.31%	210.59%
Gross loans/total deposits	92.95%	91.03%	93.31%
Allowance for loan losses/total loans	1.00%	1.01%	1.11%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Nonperforming assets beginning balance	$31,274	$40,348	$39,661
New to Nonperforming	8,348	4,326	4,972
Loans charged-off	(1,165)	(1,099)	(1,906)
Loans paid-off	(1,799)	(4,264)	(1,833)
Loans transferred to other real estate owned/other assets	(539)	(629)	(783)
Loans restored to performing status	(1,409)	(2,566)	(1,705)
New to other real estate owned	1,151	941	783
Sale of other real estate owned	(3,460)	(2,153)	(1,480)
Capital improvements to other real estate owned	196	100	896
Net change in nonaccrual securities	—	(3,723)	—
Other	(498)	(7)	(48)
Nonperforming assets ending balance	$32,099	$31,274	$38,557

	Net Charge-Offs
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Net charge-offs
Commercial & industrial loans	$475	$(29)	$498	$628	$1,544
Commercial real estate loans	(124)	(102)	634	(770)	3,951
Small business loans	(55)	(19)	44	9	301
Residential real estate loans	34	16	21	190	285
Home equity	119	217	93	425	347
Other consumer	141	137	144	413	459
Total net charge-offs	$590	$220	$1,434	$895	$6,887

Net charge-offs to average loans (annualized)	0.04%	0.02%	0.12%	0.02%	0.19%

	Troubled Debt Restructurings At
	September 30,	June 30,	September 30,
	2015	2015	2014
Troubled debt restructurings on accrual status	$37,477	$36,750	$40,140
Troubled debt restructurings on nonaccrual status	5,201	5,623	5,709
Total troubled debt restructurings	$42,678	$42,373	$45,849

	September 30,	June 30,	September 30,
Financial ratios	2015	2015	2014
Book value per common share	$28.96	$28.42	$26.23
Tangible book value per share	$20.81	$20.22	$18.66
Tangible common capital/tangible assets	7.88%	7.58%	7.19%

Capital adequacy
Common equity tier 1 capital ratio (1)	10.33%	10.20%	n/a
Tier one leverage capital ratio (1)	9.21%	9.21%	8.75%
(1) Estimated number for September 30, 2015.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$192,205	$121	0.25%	$97,274	$60	0.25%	$153,314	$96	0.25%
Securities
Securities - trading	479	—	—%	500	—	—%	—	—	—
Securities - taxable investments	802,146	5,455	2.70%	787,023	4,852	2.47%	704,021	4,563	2.57%
Securities - nontaxable investments (1)	4,895	48	3.89%	5,044	47	3.74%	5,861	55	3.72%
Total securities	807,520	5,503	2.70%	792,567	4,899	2.48%	709,882	4,618	2.58%
Loans held for sale	10,196	64	2.49%	9,726	58	2.39%	16,812	159	3.75%
Loans
Commercial and industrial	871,976	8,608	3.92%	860,242	8,499	3.96%	842,672	8,150	3.84%
Commercial real estate (1)	2,649,676	27,449	4.11%	2,613,347	26,762	4.11%	2,302,181	24,252	4.18%
Commercial construction	290,052	3,057	4.18%	291,658	3,204	4.41%	266,534	2,824	4.20%
Small business	91,331	1,237	5.37%	88,884	1,219	5.50%	80,114	1,133	5.61%
Total commercial	3,903,035	40,351	4.10%	3,854,131	39,684	4.13%	3,491,501	36,359	4.13%
Residential real estate	650,039	6,490	3.96%	666,325	6,750	4.06%	537,669	5,511	4.07%
Home equity	896,257	7,690	3.40%	885,618	7,541	3.42%	847,365	7,459	3.49%
Total consumer real estate	1,546,296	14,180	3.64%	1,551,943	14,291	3.69%	1,385,034	12,970	3.72%
Other consumer	17,033	383	8.92%	18,016	399	8.88%	17,139	412	9.54%
Total loans	5,466,364	54,914	3.99%	5,424,090	54,374	4.02%	4,893,674	49,741	4.03%
Total interest-earning assets	$6,476,285	$60,602	3.71%	$6,323,657	$59,391	3.77%	$5,773,682	$54,614	3.75%
Cash and due from banks	116,975			91,479			78,375
Federal Home Loan Bank stock	37,485			37,485			34,576
Other assets	512,921			525,239			426,661
Total assets	$7,143,666			$6,977,860			$6,313,294
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,274,861	$897	0.16%	$2,232,790	$883	0.16%	$2,067,132	$895	0.17%
Money market	1,120,290	742	0.26%	1,113,748	742	0.27%	1,027,830	608	0.23%
Time deposits	717,225	1,312	0.73%	730,825	1,297	0.71%	686,195	1,232	0.71%
Total interest-bearing deposits	4,112,376	2,951	0.28%	4,077,363	2,922	0.29%	3,781,157	2,735	0.29%
Borrowings
Federal Home Loan Bank borrowings	107,489	571	2.11%	117,557	565	1.93%	60,151	462	3.05%
Customer repurchase agreements and other short-term borrowings	142,704	48	0.13%	125,495	50	0.16%	146,804	49	0.13%
Wholesale repurchase agreements	29,348	162	2.19%	50,000	298	2.39%	50,000	292	2.32%
Junior subordinated debentures	73,549	1,014	5.47%	73,604	1,003	5.47%	73,771	1,010	5.43%
Subordinated debentures	35,000	437	4.95%	35,000	431	4.94%	30,000	257	3.40%
Total borrowings	388,090	2,232	2.28%	401,656	2,347	2.34%	360,726	2,070	2.28%
Total interest-bearing liabilities	$4,500,466	$5,183	0.46%	$4,479,019	$5,269	0.47%	$4,141,883	$4,805	0.46%
Demand deposits	1,789,288			1,653,485			1,459,105
Other liabilities	97,475			102,901			86,052
Total liabilities	$6,387,229			$6,235,405			$5,687,040
Stockholders' equity	756,437			742,455			626,254
Total liabilities and stockholders' equity	$7,143,666			$6,977,860			$6,313,294

Net interest income		$55,419			$54,122			$49,809

Interest rate spread (2)			3.25%			3.30%			3.29%

Net interest margin (3)			3.39%			3.43%			3.42%

Supplemental Information
Total deposits, including demand deposits	$5,901,664	$2,951		$5,730,848	$2,922		$5,240,262	$2,735
Cost of total deposits			0.20%			0.20%			0.21%
Total funding liabilities, including demand deposits	$6,289,754	$5,183		$6,132,504	$5,269		$5,600,988	$4,805
Cost of total funding liabilities			0.33%			0.34%			0.34%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $374,000, $375,000, and $246,000 for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2015			September 30, 2014
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$113,251	$212	0.25%	$108,771	$203	0.25%
Securities
Securities - trading	387	—	—%	—	—	-
Securities - taxable investments	778,346	14,934	2.57%	709,774	13,903	2.62%
Securities - nontaxable investments (1)	5,172	146	3.77%	6,036	181	4.01%
Total securities	783,905	15,080	2.57%	715,810	14,084	2.63%
Loans held for sale	9,185	173	2.52%	10,840	306	3.77%
Loans
Commercial and industrial	862,620	25,315	3.92%	835,092	24,234	3.88%
Commercial real estate (1)	2,573,265	79,933	4.15%	2,289,601	73,178	4.27%
Commercial construction	287,290	9,162	4.26%	246,077	7,787	4.23%
Small business	88,922	3,628	5.45%	78,832	3,289	5.58%
Total commercial	3,812,097	118,038	4.14%	3,449,602	108,488	4.20%
Residential real estate	639,792	19,452	4.06%	539,400	15,997	3.97%
Home equity	883,952	22,650	3.43%	835,549	22,061	3.53%
Total consumer real estate	1,523,744	42,102	3.69%	1,374,949	38,058	3.70%
Other consumer	17,645	1,194	9.05%	18,054	1,345	9.96%
Total loans	5,353,486	161,334	4.03%	4,842,605	147,891	4.08%
Total interest-earning assets	$6,259,827	$176,799	3.78%	$5,678,026	$162,484	3.83%
Cash and due from banks	107,816			111,091
Federal Home Loan Bank stock	36,691			37,557
Other assets	510,802			418,333
Total assets	$6,915,136			$6,245,007
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,214,414	$2,640	0.16%	$2,024,157	$2,703	0.18%
Money market	1,094,764	2,161	0.26%	1,009,821	1,834	0.24%
Time deposits	712,628	3,835	0.72%	711,393	3,777	0.71%
Total interest-bearing deposits	4,021,806	8,636	0.29%	3,745,371	8,314	0.30%
Borrowings
Federal Home Loan Bank borrowings	107,584	1,638	2.04%	113,995	2,327	2.73%
Customer repurchase agreements and other short-term borrowings	135,692	161	0.16%	140,421	148	0.14%
Wholesale repurchase agreements	43,040	746	2.32%	50,000	866	2.32%
Junior subordinated debentures	73,604	3,010	5.47%	73,826	2,996	5.43%
Subordinated debentures	40,495	1,442	4.76%	30,000	758	3.38%
Total borrowings	400,415	6,997	2.34%	408,242	7,095	2.32%
Total interest-bearing liabilities	$4,422,221	$15,633	0.47%	$4,153,613	$15,409	0.50%
Demand deposits	1,660,821			1,398,599
Other liabilities	103,035			79,139

Total liabilities	$6,186,077			$5,631,351
Stockholders' equity	729,059			613,656
Total liabilities and stockholders' equity	$6,915,136			$6,245,007

Net interest income		$161,166			$147,075

Interest rate spread (2)			3.31%			3.33%

Net interest margin (3)			3.44%			3.46%

Supplemental Information
Total deposits, including demand deposits	$5,682,627	$8,636		$5,143,970	$8,314
Cost of total deposits			0.20%			0.22%
Total funding liabilities, including demand deposits	$6,083,042	$15,633		$5,552,212	$15,409
Cost of total funding liabilities			0.34%			0.37%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.1 million and $851,000 for the nine months ended September 30, 2015 and 2014, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.